EXHIBIT 4.10

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 23, 2009, among Jarden Corporation, a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to below) party hereto and Wells Fargo Bank, N.A. (successor to The Bank of New York Mellon), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture, dated as of April 30, 2009, by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of April 30, 2009, by and among the Company, the Guarantors named therein and the Trustee (collectively, as further amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 8% Senior Notes due 2016 (the “Notes”);

WHEREAS, it had been the intention of the parties to the Indenture to expressly provide that all reports or documents required to be furnished or delivered by the Company to the holders of the Notes pursuant to the Indenture would be deemed to be so furnished upon the posting of such documents on the Company’s website or the Securities and Exchange Commission’s (the “SEC”) website, subject to a Holder’s right to request a paper copy of any such document from the Company;

WHEREAS, such express provision was inadvertently omitted from the Indenture and such absence results in an ambiguity as to whether the posting of documents to the Company’s website or the SEC’s website are considered furnished to holders of Notes for purposes of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency and, therefore, the Company, the Guarantors and the Trustee are authorized pursuant to Section 9.01 of the Indenture to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. SECTION 4.03 OF THE INDENTURE. The following sentence will be added to the end of Section 4.03 of the Indenture:

“Each report or document required to be furnished or delivered pursuant to the Indenture shall be deemed to have been so furnished or delivered on the date on which the Company posts such document on its website at www.jarden.com, or when such document is posted on the SEC’s website at www.sec.gov; provided, that the Company shall either (i) deliver paper copies of all such documents or (ii) provide copies of all such documents by electronic delivery to the Trustee or any Holder that requests the Company to deliver copies of all such documents until a request to cease delivering copies of all such documents is given by the Trustee or such Holder.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THE COMPANY:

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

THE TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

THE GUARANTORS:

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BICYCLE HOLDING, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JT SPORTS LLC

K-2 CORPORATION

K2 INC.

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.

THE UNITED STATES PLAYING CARD COMPANY

USPC HOLDING, INC.

By:	John E. Capps
	Name:	John E. Capps
	Title:	Vice President